SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	April 29, 2003

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.   OTHER EVENTS.

On April 29, 2003 the Registrant announced that members of Local 4 of the United States Steelworkers Union employed in its Barre, Vermont manufacturing plant rejected the Company's final settlement offer for a new three-year contract and went on strike. All other union employees in the Company's other two bargaining units, quarry workers represented by the Steelworkers Union and plant workers represented by the Granite Cutters Association, both ratified new three-year contracts with the Company.  Top company operating officers met with representatives of the striking bargaining unit on April 28, 2003, and were not optimistic about the meeting.  The plant Steelworkers have established picket lines at the Company's Barre plant and its quarries in Barre and Bethel, Vermont.  The Company intends to provide work to those union members who report to work and will take all other appropriate steps to minimize the economic impact on the Company. The striking plant Steelworkers represent only 4% of the Company's total North American work force, 13% of the Company's total Vermont workforce and 17% of the Company's union work force in Vermont. The foregoing is qualified in its entirety by a press release dated April 29, 2003, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1 - Press Release issued by Rock of Ages Corporation on April 30, 2003.

Exhibit 99.2 - Press Release issued by Rock of Ages Corporation on April 29, 2003.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL DISCLOSURES.

The following information is being furnished by Rock of Ages Corporation as required by this Item 12and shall not be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On April 30, 2003, Rock of Ages Corporation issued a press release announcing results for the first quarter ended March 31, 2003. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: April 30, 2003	By: /s/Kurt M. Swenson Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Rock of Ages Corporation on April 30, 2003.

99.2	Press Release issued by Rock of Ages Corporation on April 29, 2003.